Exhibit 5

PLEASE MAKE CHECKS PAYABLE TO:
PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
Overnight:	U. S. Postal Mail:
{ Annuity New Business	{ Annuity New Business
2801 Hwy 280 South	P. O. Box 10648
Birmingham, AL 35223 }	Birmingham, AL 35223 }

Variable Annuity Application

Owner 1	Name, Street, City State, Zip Code	☐ Male	☐ Female

Birthdate (mm/dd/yyyy)

Tax ID/ Social Security #

Owner 2	Name, Street, City State, Zip Code	☐ Male	☐ Female

Birthdate (mm/dd/yyyy)

Tax ID/ Social Security #

Annuitant	Name, Street, City State, Zip Code	☐ Male	☐ Female

Birthdate (mm/dd/yyyy)

Tax ID/ Social Security #

Beneficiary, if there is no surviving Owner. Use ‘Special Remarks’ if additional space is needed.

	Name	Relationship to Owner	Percentage

Primary:

Contingent:

Initial Purchase Payment $ (minimum $25,000)

Funding Source (choose one):	☐ Cash	☐ Non-Qualified 1035 Exchange	☐ Non-Insurance Exchange
☐ Direct Rollover	☐ Indirect Rollover	☐ Transfer

Plan Type (choose one):	☐ Non-Qualified	☐ IRA	☐ Roth IRA	☐ Other

If an IRA purchase payment includes new contributions, please complete the following:	$ (Amount) (Tax Year)
$ (Amount) (Tax Year)

Death Benefit - Select one death benefit.

☐ Contract Value

☐ Return of Purchase Payments with CoverPay® Fee	☐ * Maximum Anniversary Value with CoverPay® Fee

☐ Return of Purchase Payments with ValuPay® Fee	☐ * Maximum Anniversary Value with ValuPay® Fee

* THE MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT IS NOT AVAILABLE IF ANY OWNER OR ANNUITANT IS AGE 76 OR OLDER.

SecurePaysm Withdrawal Benefit - You may purchase the SecurePaysm Withdrawal Benefit now, or exercise the RightTimesm option to purchase SecurePaysm anytime prior to the oldest Owner’s or Annuitant’s 86th birthday, if we are offering it at that time. The initial annual cost of the SecurePaysm Withdrawal Benefit will be the current cost on the Rider Effective Date and will be shown on the SecurePaysm rider schedule.

To purchase SecurePaysm now: a) check the statement below; b) allocate your Purchase Payment using whole percentages; and, c) select one Benefit Allocation Model. Then, skip page 2 and continue on page 3.

a. ☐ Issue my Contract with the optional SecurePaysm Withdrawal Benefit.

b. Purchase Payment Allocation: % DCA Fixed Account 1		c. Benefit Allocation Model: { ☐ A. Income Focus

(Must equal 100%. DCA transfers will be made into the Benefit Allocation Model according your instructions on page 3.)	% DCA Fixed Account 2 % Benefit Allocation Model	(Choose one)	☐ B. Income Plus Growth ☐ C. Balanced ☐ D. Growth and Income }

A variable annuity contract is not a deposit or obligation of, or guaranteed by any bank or financial institution. It is not insured by the FederalDeposit Insurance Corporation or any other government agency and is subject to investment risk, including the possible loss of principal.

SKIP THIS PAGE IF YOU SELECTED THE SECUREPAYSM WITHDRAWAL BENEFIT

Unless you selected the SecurePaysm Withdrawal Benefit, you may allocate the Purchase Payment to either:

the Guaranteed Account and one Model Portfolio	- or -	the Guaranteed Account and the Sub-Accounts.

Unless you give us instructions for allocating subsequent Purchase Payments when you  make them, we will allocate them using the DCA Destination Allocation (column 2) if completed, and if not, the Purchase Payment Allocation (column 1). Please allocate in whole percentages. The Purchase Payment allocation percentages must equal 100%.

Guaranteed Account - Indicate the percentage of the initial Purchase Payment to be allocated to these Guaranteed Accounts, if any.

% DCA Fixed Account 1	% DCA Fixed Account 2

Important Notice - We may discontinue any DCA Fixed Account for any period of time before the Annuity Commencement Date.

Model Portfolios
Do you want to allocate the remainder of the initial Purchase Payment to a Model Portfolio?
• If ‘Yes’, select one Model Portfolio below, skip the ‘Sub-Accounts’ section, and continue on page 3.
• If ‘No’, complete the ‘Sub-Accounts’ section to finish allocating your purchase payment, then continue on page 3.

{ ☐ A. Income Focus	☐ B. Income Plus Growth	☐ C. Balanced	☐ D. Growth and Income	☐ E. Aggressive Growth }

Amounts allocated to a DCA Fixed Account will automatically be transferred the Model Portfolio you select according to the Dollar Cost Averaging instructions on page 3.

Sub-Accounts of the Protective Variable Annuity Separate Account  -  Skip this section if you selected a Model Portfolio.

Purchase		DCA
Payment		Allocation
{ Fidelity
	%		%	VIP Contrafund® SC2*
	%		%	VIP Equity-Income SC2*
	%		%	VIP Growth SC2*
	%		%	VIP Index 500 SC2*
	%		%	VIP Investment Grade Bond SC2*
	%		%	VIP Mid Cap SC2*
*SC2 = Service Class 2

Franklin Templeton
	%		%	Franklin Flex Cap Growth Class 2
	%		%	Franklin Income Class 2
	%		%	Franklin Rising Dividends Class 2
	%		%	Franklin Small-Mid Cap Growth Class 2
	%		%	Franklin U. S. Government Class 2
	%		%	Mutual Shares Class 2
	%		%	Templeton Foreign Class 2
	%		%	Templeton Global Income Securities Class 2
	%		%	Templeton Growth Class 2

Goldman Sachs
	%		%	Capital Growth
	%		%	Growth and Income
	%		%	Strategic International Equity
	%		%	Structured Small Cap Equity
	%		%	Structured U. S. Equity

Lord Abbett
	%		%	America’s Value
	%		%	Bond-Debenture
	%		%	Growth and Income
	%		%	Growth Opportunities
	%		%	Mid-Cap Value

MFS Investment Management
	%		%	Emerging Growth SS*
	%		%	Investors Growth Stock SS*
	%		%	Investors Trust SS*
	%		%	New Discovery SS*
	%		%	Research SS*
	%		%	Total Return SS*
	%		%	Utilities SS*
*SS = Service Class

OppenheimerFunds
	%		%	Capital Appreciation SS*
	%		%	Global Securities SS*
	%		%	High Income SS*
	%		%	Main Street® SS*
	%		%	MidCap SS*
	%	N/A	%	Money
	%		%	Strategic Bond SS*
* SS = Service Class

Van Kampen
	%		%	Aggressive Growth Class II
	%		%	Comstock Class II
	%		%	Strategic Growth Class II
	%		%	Enterprise Class II
	%		%	Government Class II
	%		%	Growth and Income Class II
	%		%	UIF Equity and Income Class II }

☐ Dollar Cost Averaging - Please make DCA transfers on the    day of each month (1st – 28th) from the account(s) below into the Allocation Options indicated on the previous page according to the percentages in the “DCA Destination” columns.

☐  DCA Fixed Account 1 for              months (3 – 6 months).

☐  DCA Fixed Account 2 for              months (7 – 12 months).

☐                                                                                                                  for           months.

      (Other Allocation Option — Not available if the SecurePaysm Withdrawal Benefit is selected.)

☐ Automatic Purchase Payment Plan - The minimum initial Purchase Payment is required, after which Automatic Purchase Payments may begin. If Automatic Purchase Payments are made, Partial Automatic Withdrawals cannot be selected. (Attach voided check.)

I authorize Protective Life to collect $              (minimum $50)          monthly         quarterly on the              day of the month (1st – 28th) by initiating automatic deductions from my account.

☐ Partial Automatic Withdrawals - A minimum Purchase Payment of $25,000 is required to begin surrenders through Partial Automatic Withdrawals. The minimum withdrawal amount is $100. Partial Automatic Withdrawals will be taken pro-rata from the Allocation Options and will be made only by electronic funds transfer. If you elect to take Partial Automatic Withdrawals, we will not accept Automatic Purchase Payments. This election will remain in effect until changed or revoked, which you may do at any time. (Attach voided check.)

Please withdraw $                             monthly        quarterly       on the                   day of the month (1st – 28th).

NOTICE OF TAX WITHHOLDING ON DISTRIBUTIONS OR WITHDRAWALS

The taxable portion of annuity distributions are subject to federal income tax withholding unless you elect otherwise. You may elect ‘no withholding’ by selecting that option below and completing the application. You may change or revoke your election at any time. This withholding election will not apply to withdrawals from your Contract that are not Partial Automatic Withdrawals—you will need to make a separate election for each non-automatic withdrawal. You must provide us your correct Social Security or Tax Identification Number in order to elect out of withholding. If you do not respond by the date your distributions are scheduled to begin, federal income tax and any applicable state income tax will be withheld from the taxable portion of your distribution.

If you elect not to have withholding apply to your distributions or if you do not have enough federal income tax withheld, you may be responsible for payment of estimated tax and may incur a penalty under the estimated tax rules if your withholding and estimated tax payments are not sufficient. Even if you elect not to have federal income tax withheld from your distributions you are liable for payment of federal income tax on the taxable portion of each payment to you. Withdrawals prior to age 59 ½ may be subject to a 10% penalty on the taxable portion of the distribution.

WITHHOLDING ELECTION

PLEASE CHECK ONE ELECTION, ONLY

☐    I have read the above information and DO NOT want to have federal income tax or state income tax (where applicable) withheld from my distribution.

☐    I have read the above information and DO want to have federal income tax withheld from my distribution at the rate of          %. (Do not indicate a percentage less than 10% – if no percentage is indicated we will withhold at the applicable tax rate.)

☐    I have read the above information and I DO want to have federal income tax withheld from my distribution at the applicable tax rate. Please withhold an additional $        (flat dollar amount) per distribution.

In some states, if federal income tax is withheld, state withholding will also apply.

☐ Portfolio Rebalancing - Please rebalance my Variable Account       quarterly       semi-annually      annually on the                day of the month (1st – 28th) according to my current Variable Account Purchase Payment allocation.

If you selected the SecurePaysm Withdrawal Benefit, you must select a Portfolio Rebalancing frequency.

☐ Special Remarks

STATEMENT OF UNDERSTANDING – SECUREPAYsm WITHDRAWAL BENEFIT

The SecurePaysm withdrawal benefit permits withdrawals in excess of the Annual Withdrawal Amount to satisfy the required minimum distributions (RMD) under Internal Revenue Code Section 401(a)(9) as they apply to amounts attributable to this Contract. These withdrawals will not be treated as ‘excess withdrawals’ provided: a) you notify us in writing at the time you request the withdrawal that it is intended to satisfy RMD requirements; and, b) we calculate the RMD amount based solely on the applicable end-of-year value of this Contract. The timing and amount of the non-excess RMD SecurePaysm withdrawal we permit from this Contract may be more restrictive than allowed under IRS rules, and may not satisfy the annual RMD requirements for all of the tax-qualified contracts you own. You should consult your tax advisor.

We restrict the Contract’s Allocation Options to one of the available Benefit Allocation Models. You may allocate Purchase Payments to a Benefit Allocation Model or to any of the available DCA Fixed Accounts, subject to the limitations in the ‘Dollar Cost Averaging’ provision in the Contract. We systematically and automatically transfer amounts allocated to the DCA Fixed Accounts to the Variable Account according to the Benefit Allocation Model.

You may not transfer Contract Value among the Allocation Options, but you may change the Benefit Allocation Model by Written Notice. You may select only one Benefit Allocation Option from among those available at that time. If you change your Benefit Allocation Model, we will re-allocate the Variable Account Value according to the new Benefit Allocation Model as of end of the Valuation Period during which we process the change. Automatic transfers made to facilitate dollar cost averaging after that date will be allocated according to the new Benefit Allocation Model.

Partial surrenders and withdrawals are deducted from the Allocation Options in the same proportion that the value of each bears to the total Contract Value. The SecurePaysm rider, every benefit it provides, and deduction of the monthly fee terminate at the end of the Valuation Period on which we execute your instruction to:

1.                    Allocate a Purchase Payment to an Allocation Option other than a DCA Fixed Account or the Benefit Allocation Model; or,

2.                    Dollar cost average into an Allocation Option other than the Benefit Allocation Model; or,

3.                    Transfer any Contract Value to an Allocation Option other than the Benefit Allocation Model; or,

4.                    Deduct a partial surrender or withdrawal from a specific Allocation Option; or,

5.                    Stop portfolio rebalancing; or

6.                    Change a Covered Person after the Benefit Election Date; or

7.                    Annuitize or terminate the Contract to which this rider is attached.

	YES	NO
Suitability
Did you receive a current prospectus for this annuity?	☐	☐
Do you believe the annuity meets your financial objectives and anticipated needs?	☐	☐
Replacement
Do you currently have an existing annuity contract or life insurance policy?	☐	☐
Does the purchase of this annuity change or replace any existing annuity contract or life insurance policy?	☐	☐

If ‘YES’ please complete the section below:  (Use’ Special Remarks’ if additional space is needed.)

Company Name:	Policy Number(s):
Company Name:	Policy Number(s):

NO BANK GUARANTEE          •          NOT INSURED BY ANY GOVERNMENT AGENCY          •          NOT A DEPOSIT

Variable annuities involve investment risk, including the possible loss of principal. The Contract Value, annuity payments and termination values, when based upon the investment experience of a separate account, are variable and are not guaranteed as to a fixed dollar amount.

I understand this application will be part of the annuity contract. The information I provide is true and correct to the best of my knowledge and belief. The company will treat my statements as representations and not warranties. The Company may accept instructions from any Owner on behalf of all Owners.

Application signed at:		on		.
	(City and State)		(Date)

Owner 1:	Owner 2:	Owner 1 Phone #	.

Federal law requires the following notice:  We may request or obtain additional information to establish or verify your identity.

Producer Report – This section must be completed and signed before the Contract can be issued.

To the best of your knowledge and belief, does the applicant have any existing life insurance policy or annuity contract?  ☐ Yes ☐ No

To the best of your knowledge and belief, does this annuity purchase change or replace any existing annuity or life insurance?  ☐ Yes ☐ No

I determined the suitability of this annuity product to the applicant’s financial objectives and situation by inquiring into the applicant’s:

☐ financial status	☐ tax status	☐ investment objectives	☐ other relevant information

* Comments:

Type of unexpired government-issued photo I.D used to verify the applicant’s identity?                                        #

Sign Producer Name:	Print Producer Name:
Producer #:	Agency /Brokerage:
Producer Phone #:	FL Lic. # (if applicable)

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